                                                                 EXHIBIT 10.75

                        [CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]

                                LICENSE AGREEMENT

    This License Agreement ("LICENSE AGREEMENT"), made and entered into as of the 1st day of December 1987, by and between Sloan Kettering Institute for Cancer Research, a not-for-profit corporation duly organized and existing under the laws of the State of New York and having its principal office at 1275 York Avenue, New York, New York 10021 (hereinafter referred to as "SKI") and Cetus Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1400 Fifty-Third Street, Emeryville, California 94608 U.S.A., (hereinafter referred to as CETUS).

                                 WITNESSETH


          WHEREAS SKI is the owner by assignment of US patent applications Serial Numbers 370,223 filed 20 April 1982 and 603,580 filed 25 April, 1984, and European Patent Application 83 103 589.2 filed 14 April 1983, and Japanese patent application 69880/1983, filed 20 April 1983, which patent applications claim INTER ALIA highly purified human Interleukin-2 (IL-2) and methods for production thereof.

          WHEREAS CETUS is engaged in the development of recombinant human IL-2, has extensive scientific and patent experience relating thereto and is willing to use its experience to assist SKI in the procurement of patents based on the above-mentioned SKI patent applications; and

          WHEREAS CETUS desires an exclusive license to the above mentioned SKI patent applications, to any divisional, continuation or continuation-in part-applications that may be hereafter filed and are entitled to claim the filing date of the above-mentioned SKI patent applications and to such patents that may issue from the above-mentioned SKI patent applications that have claims that dominate human native IL-2, human recombinant IL-2 or human recombinant IL-2 muteins;

          WHEREAS SKI is willing to grant to CETUS and CETUS is willing to accept from SKI such an exclusive license or licenses;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


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                             ARTICLE 1 - DEFINITIONS

          For the purposes of this Agreement, the following words and phrases shall have the following meanings:

          1.1 "CETUS" shall mean Cetus Corporation, a corporation duly organized under the laws of the State of Delaware having its principal office at 1400 Fifty-Third Street, Emeryville, California 94608.

          1.2 "SKI" shall mean Sloan Kettering Institute for Cancer Research, a not for profit corporation duly organized and existing under the laws of the State of New York having its principal office at 1275 York Avenue, New York, New York 10021.

          1.3 "AFFILIATE" shall mean any corporation, company or other entity controlling, controlled by or in common control with CETUS or a subsidiary of CETUS, and any partnership of which CETUS is a general partner.

          1.4 "PATENT APPLICATIONS" shall mean the U.S. Patent Application Serial 370,223 filed 20 April 1982 and 603,580 filed 25 April 1984 including reissues, divisionals, continuations, continuation-in-part applications or any foreign counterpart of the PATENT APPLICATIONS including but not limited to European Patent Application 83103589.2 filed 14 April 1983 and Japanese Patent Application 69880/1983, filed 20 April 1983.

          1.5 "PATENT RIGHTS" shall mean rights granted under any United States or foreign patents that may result from the PATENT APPLICATIONS.

          1.6 "LICENSED PRODUCTS" shall mean any product covered by the claims of the PATENT RIGHTS as defined above or produced by LICENSED PROCESSES.

          1.7 "LICENSED PROCESSES" shall mean any process covered in whole or in part by any of the claims contained in PATENT RIGHTS.

          1.8 The phrase "covered by" shall mean that the LICENSED PRODUCTS, when made, used, or sold, or LICENSED PROCESS when practiced would constitute, but for the license granted to CETUS pursuant to this Agreement, an infringement of any

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granted unexpired claim or claims included within SKI's PATENT RIGHTS that have not been invalidated by a court or governmental agency.

          1.9 As used herein, the phrase "NET SALES" shall mean arm's length billings for LICENSED PRODUCTS, whether sold as research products, formulated product or in the form of a kit, produced hereunder, less the following:

          (a)  Discounts allowed and taken in amounts customary in the trade,

          (b) Sales, use taxes, tariffs or duties directly imposed and with reference to particular sales,

          (c)  Outbound transportation prepaid or allowed,

          (d) Amounts allowed or credited on return or retroactive price reduction,

          (e) Royalties paid in arms-length transactions to third parties for a license under DOMINATING PATENTS hereinafter defined, not to exceed in the aggregate fifteen percent of the seller's actual billing of the LICENSED PRODUCT. By way of example, if seller's billing for a given LICENSED PRODUCT is $100.00, and if CETUS shall have paid royalties of $16.00 on such LICENSED PRODUCT to a third party or parties for a license under one or more DOMINATING PATENTS, in computing the NET SALES VALUE of the LICENSED PRODUCT, CETUS shall be entitled under this clause (e) to deduct up to a maximum of $15.00 from the $100.00 in computing the NET SALES VALUE of the LICENSED PRODUCT under this
ARTICLE 1.

          If the LICENSED PRODUCT is sold in conjunction with another active component or components, Net Sales for purposes of determining royalties on the combination shall be calculated by multiplying NET SALES of the combination by the fraction A/(A+B), where A is the invoice price of the LICENSED PRODUCT if sold separately and B is the total invoice price of any other active component or components in combination if sold separately. If the LICENSED PRODUCT and the other active component or components in the combination are not sold separately, NET SALES for purposes of determining royalties on the combination shall be calculated by multiplying NET SALES of the combination by the fraction C/(C+D), where C is the direct cost of

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manufacturing the LICENSED PRODUCT and D is the direct cost of manufacturing the other active component or components in the combination. Forthwith, after the sale of LICENSED PRODUCT and another active component or components requiring a determination of the values of C and D, CETUS shall notify SKI of such sale and, within 30 days of receipt of such notice by SKI, CETUS and SKI shall determine and agree upon the values of C and D.

          1.10 "DOMINATING PATENT" shall mean a patent that has not been invalidated by a court or governmental agency, which is owned by a third party neither controlled by nor controlling nor under common control with CETUS, covering essential features of LICENSED PRODUCTS made and sold by CETUS or a LICENSED PROCESS employed by CETUS in the manufacture of such LICENSED PRODUCTS, under circumstances such that CETUS has no commercially reasonable alternative to obtaining a royalty-bearing license under such dominating patent in order to commercialize LICENSED PRODUCTS under this LICENSE AGREEMENT.

          1.11 "Native Human IL-2" shall mean a protein, whether or not glycosylated, produced from a human cell line or fused human cell or recovered from tissues or fluids of a human being, provided that such protein has T-cell growth and immunostimulatory activity. For the purpose of this definition, a substance that has "T-cell growth and immunostimulatory activity" shall mean a substance that (a) stimulates proliferation of antigen or mitogen stimulated T-cells, (b) activates mononuclear cells to kill natural killer cell-resistant human tumor cell lines, and (c) augments natural killer cell activity. "Native human IL-2" shall not include any polypeptide or protein produced by a recombinant organism.

          1.12 "Recombinant Human IL-2" shall mean any protein or polypeptide, whether or not glycosylated, with the amino acid sequence set forth in Figure 3b of Taniguchi et al.," structure and expression of a cloned cDNA for human interleukin-2", Nature Volume 302, pp.305-310 (24 March 1983) produced from a cell or cell line that has been transformed to express such protein or polypeptide by recombinant DNA methods, provided that such protein has T-cell growth and immunostimulatory activity. For the purpose of this definition, a substance that has "T-cell growth and immunostimulatory activity" shall mean a substance that (a) stimulates proliferation of antigen or mitogen stimulated T-cells, (b) activates mononuclear cells to kill natural killer cell-resistant human tumor cell lines, and (c) augments natural killer cell activity.

          1.13 "Recombinant Human IL-2 Mutein" shall mean any protein or polypeptide, whether or not glycosylated, with the amino acid sequence set forth in Figure 15 b of U.S. Patent Number 4,518,584 entitled "Human Recombinant Interleukin-2 Muteins" and granted May 21, 1985 to D. Mark et al., and analogs or derivatives thereof, provided that such protein has T-cell growth and immunostimulatory activity. For the purpose of this definition, a substance that has "T-cell growth and immunostimulatory activity" shall mean a substance that
(a) stimulates proliferation of antigen or mitogen stimulated T-cells, (b) activates mononuclear cells to kill natural killer cell-resistant human tumor cell lines, and (c) augments natural killer cell activity.

                               ARTICLE 2 - GRANT

          2.1 SKI hereby grants to CETUS upon the terms and conditions herein specified, an exclusive, royalty-bearing and non-assignable, except as hereinafter specified, license under the PATENT RIGHTS to make, use and sell LICENSED PRODUCTS or practice LICENSED PROCESSES in each country and its territories and possessions in which the PATENT RIGHTS are or shall be in effect, to the full end of the respective term or terms for which the PATENT RIGHTS are or shall be issued or extended under applicable law, unless such license is sooner terminated as hereinafter provided, reserving only the right of SKI to use PATENT RIGHTS for non-commercial research and, only to the extent required by law pursuant to Section 35 USC Section 203, the rights of the U.S. Government.

          2.2 SKI hereby grants to CETUS, upon the terms and conditions herein specified, the right to extend to its AFFILIATES the license granted pursuant to
ARTICLE 2.1 hereof or any portion thereof, provided that CETUS promptly notifies SKI in writing after each such extension to an AFFILIATE.

          2.3 CETUS agrees to be responsible for the performance hereunder by its AFFILIATES to which the license shall have been extended pursuant to ARTICLE
2.2 hereof.

          2.4 Except as hereinafter provided for AFFILIATES operating outside of the United States, for the purposes of reporting and making payments of earned royalties under this License Agreement, the manufacture, sale or use of LICENSED PRODUCTS by any AFFILIATE to which the license shall have been extended pursuant to ARTICLE 2.2

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hereof shall be considered the manufacture, sale or use of such LICENSED PRODUCT by CETUS; however provided CETUS shall so notify SKI in advance thereof in writing, any such AFFILIATE may make the pertinent reports and royalty payments specified in ARTICLE 5 hereof directly to SKI on behalf of CETUS.

                      ARTICLE 3 - SUBLICENSING PROVISIONS

          3.1 SKI hereby grants to CETUS, upon the terms and conditions herein specified, a nonassignable (except with this License Agreement as provided in ARTICLE 9 hereof) right and power to grant to others ("SUBLICENSEES"), only while the herein-granted license under the PATENT RIGHTS shall be exclusive to CETUS in the pertinent country under ARTICLE 2 hereof, upon reasonable terms and conditions, nonassignable royalty-bearing sublicenses under the PATENT RIGHTS to make, have made, use and sell LICENSED PRODUCTS, in each country and its territories and possessions in which the PATENT RIGHTS are or shall be in effect to the full end of the respective term or terms for which the PATENT RIGHTS are or shall be issued, and if applicable extended, unless this Agreement is sooner terminated as herein provided.

          3.2 For the sublicensing rights and privileges granted under this License Agreement, CETUS shall pay to SKI in the manner herein provided, earned royalties pursuant to ARTICLE 5 hereof on all LICENSED PRODUCTS made, used or sold by each SUBLICENSEE hereunder.

          3.3 The requirements of ARTICLE 11 hereof shall apply to SUBLICENSEES and CETUS shall require SUBLICENSEES to comply therewith to the same extent that CETUS is required to do so.

          3.4 CETUS shall notify SKI of the issuance of all sublicenses hereunder, each such sublicense shall be in writing and within sixty (60) days of the execution thereof CETUS shall provide SKI with a copy of each sublicensing agreement entered into pursuant hereto.

                     ARTICLE 4 - FEES AND MINIMUM ROYALTIES

          4.1 CETUS shall pay to SKI within 30 days of the execution and delivery of this License Agreement, a license issue fee of [CONFIDENTIAL TREATMENT REQUESTED] United States Dollars

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([CONFIDENTIAL TREATMENT REQUESTED]), no part of which shall be refundable or creditable against any other amount payable under this License Agreement.

          4.2 CETUS shall pay the following fees to SKI within 180 days of receipt by CETUS in writing of notice of the achievement of the following patent prosecution benchmarks:

               i. [CONFIDENTIAL TREATMENT REQUESTED] if a notice of allowance of claims in a United States patent application based on the PATENT APPLICATIONS that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein issues.

               ii. [CONFIDENTIAL TREATMENT REQUESTED] if a United States patent within the PATENT RIGHTS that has claims that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein issues.

               iii. [CONFIDENTIAL TREATMENT REQUESTED] if the European Patent Office issues a notice of grant of claims in a European patent application based on the PATENT APPLICATIONS that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Muteins.

               iv. [CONFIDENTIAL TREATMENT REQUESTED] if the opposition period for a European Patent within the PATENT RIGHTS that has claims that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein expires without the filing of an opposition, or if an opposition is filed, the opposition proceedings result in the final grant of a European Patent within the PATENT RIGHTS that has claims that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein.

               v. [CONFIDENTIAL TREATMENT REQUESTED] if a notice of grant of claims in a Japanese patent application based on the PATENT APPLICATIONS that has claims that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein issues.

               vi. [CONFIDENTIAL TREATMENT REQUESTED] if the opposition period for a Japanese Patent within the PATENT RIGHTS that has claims that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein expires without the filing of an opposition or, if an opposition is filed, the opposition proceedings result in the final grant of a Japanese Patent within the PATENT RIGHTS having claims that dominate Native

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Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein.

          4.3 CETUS shall pay to SKI postpaid Minimum Annual Royalty Payments for each group of countries within the PATENT RIGHTS as set forth in Schedule A hereof. CETUS' obligation to pay the postpaid Minimum Annual Royalty as to a group of countries, as set out in Schedule A hereof, shall be effective as of the calendar year during which occurs the issuance, or final grant after any opposition period has expired of the first patent within the PATENT RIGHTS in that group of countries that has claims that dominate Native Human IL-2, Recombinant Human IL-2, or Recombinant Human IL-2 Mutein, however only one postpaid Minimum Annual Royalty Payment shall be paid per year per group of countries irrespective of subsequently issued patents within the PATENT RIGHTS in that group of countries that dominate Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein.

               In calculating payment of the Minimum Annual Royalty Payment for the year in which the first such patent issues is granted, the postpaid Minimum Annual Royalty Payment shall be prorated from the date of issue, expiration of the opposition period or final grant after opposition proceedings have concluded as the case may be.

               In calculating payment of the Minimum Annual Royalty Payments in any calendar year, CETUS may take as a credit (against the Minimum Annual Royalty Payment payable as to the pertinent group of countries for any such year) all earned royalties paid on LICENSED PRODUCTS sold in the same group of countries under this License Agreement for that calendar year. To the extent that Minimum Annual Royalty Payments payable in any calendar year as to the pertinent group of countries exceed earned royalties, the excess of the Minimum Annual Royalty Payment shall be carried over as a credit against that amount of earned royalties that exceeds the Minimum Annual Royalty Payment that would be due in the pertinent group of countries (but not against Minimum Annual Royalty Payments) in any succeeding year. No earned royalties, or any portion thereof, shall be carried over as a credit against Minimum Annual Royalty Payments in any succeeding year.

               All amounts needed in addition to creditable earned royalties to satisfy the requirements of such Minimum Annual Royalty Payments for any calendar year shall be paid by CETUS with its report to SKI for the last three month period of such calendar year.

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               4.4  A claim or claims in a PATENT APPLICATION pursuant to
ARTICLE 4.2(i), (iii), and (v) or in an issued or finally granted patent within the PATENT RIGHTS pursuant to ARTICLE 4.2(ii), (iv), and (vi) shall be considered to dominate if a product made, used or sold by CETUS, its AFFILIATES or competitors, but for a license granted pursuant to ARTICLE 2 hereof or a sublicense pursuant to ARTICLE 3 hereof, would infringe any such claim or claims that have not expired or been invalidated by a court or governmental agency.

               4.5 It is agreed between the parties that Cetus shall have no obligation to pay any of the fees enumerated in ARTICLE 4.2(i), (ii), (iii),
(iv), (v), (vi) and 4.3 with respect to LICENSED PRODUCTS or LICENSED PROCESSES falling within the scope of claims allowed in the notice of allowance sent by the United States Patent and Trademark office on U.S. Patent Application Serial Number 603,580 filed 25 april 1984, a copy of which claim is attached hereto as Appendix A.

                   ARTICLE 5 - ROYALTIES, RECORDS AND REPORTS

          5.1 For the rights and privileges granted under this License Agreement, CETUS shall pay to SKI in the manner hereinafter provided, to the end of the term or terms of the PATENT RIGHTS and any extensions thereof as provided by statute, or until the License Agreement is terminated as hereinafter provided, earned royalties in the amounts specified below:

               i. [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the first [CONFIDENTIAL TREATMENT REQUESTED] dollars ([CONFIDENTIAL TREATMENT REQUESTED]) of Net Sales in any calendar year and [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the Net Sales in any calendar year in excess of the first [CONFIDENTIAL TREATMENT REQUESTED] dollars Net Sales in any calendar year of LICENSED PRODUCTS made, used, or sold by or for CETUS; and


               ii. [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the first [CONFIDENTIAL TREATMENT REQUESTED] dollars ([CONFIDENTIAL TREATMENT REQUESTED]) of Net Sales in any calendar year and [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the Net Sales in any calendar year in excess of the first [CONFIDENTIAL TREATMENT REQUESTED] dollars Net Sales in any calendar year of all LICENSED PRODUCTS made, used, or sold in the United States by or for AFFILIATES or SUBLICENSEES; and

               iii. Either [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of any earned royalties payable to CETUS in respect of all LICENSED PRODUCTS made, used or sold entirely outside the

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United States by or for each SUBLICENSEE or AFFILIATE provided that the amount paid to SKI shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the net sales of such LICENSED PRODUCTS, or the amount of [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]) of the Net Sales of all such LICENSED PRODUCTS made, used or sold entirely outside the United States by or for any such SUBLICENSEE or AFFILIATE, whichever is greater in each case.

          5.2 Earned royalty shall be paid pursuant to ARTICLE 5.1 hereof on all LICENSED PRODUCTS made or sold or used under this License Agreement; however, earned royalty shall be payable hereunder as to a given LICENSED PRODUCT only when a license granted under ARTICLE 2 hereof or a sublicense granted under ARTICLE 3 (a) hereof is utilized either in the manufacture or sale or use thereof, provided that one, and only one, earned royalty shall be payable on a given LICENSED PRODUCT made, sold or used under this License Agreement even though such LICENSED PRODUCT is made in one country within the PATENT RIGHTS and sold or used in another country within the PATENT RIGHTS. The earned royalty payable on a given LICENSED PRODUCT made hereunder shall not become due until such LICENSED PRODUCT is sold or used and the rate at which such earned royalty shall be charged shall be determined by the location of such sale or use and the identity of the seller or user.

          5.3 Notwithstanding the provisions of ARTICLE 5.2 hereof, in the case of transfers or sales of any LICENSED PRODUCT between CETUS and an AFFILIATE or between AFFILIATES or between a SUBLICENSEE and its AFFILIATE or between a SUBLICENSEE's AFFILIATES, one and only one royalty shall be payable thereon and such royalty shall become payable at the rate determined by the location of the final sale thereof to a third party or final use thereof by CETUS or such AFFILIATE or by such SUBLICENSEE or its AFFILIATE. Use of a LICENSED PRODUCT by CETUS, CETUS' AFFILIATES and the SUBLICENSEES of either, in clinical trials required by any government or governmental agency for product registration to permit commercial sale shall not be subject to earned royalty, unless such LICENSED PRODUCT is sold.

          5.4 CETUS shall keep full, true and accurate books of account containing all information which may be necessary for the purpose of showing the amount payable to SKI by way of royalty. Solely to the extent reasonably necessary to allow verification of CETUS' royalty statements, said books and the supporting data shall, upon reasonable advance notice, be made available at CETUS' principal place of business for review on a confidential basis during CETUS' regular business hours, for two (2) years following the

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end of the calendar year to which they pertain, by an independent certified public accountant retained by SKI at SKI's sole expense and reasonably acceptable to CETUS.

          5.5  CETUS shall include among the books of account specified in
ARTICLE 4 hereof such information as may be necessary for the purpose of showing the amounts of royalty payable to SKI on account of the activities of SUBLICENSEES hereunder, and CETUS shall require each SUBLICENSEE to keep appropriate books of account to enable CETUS to comply with ARTICLE 5.1.

          5.6 CETUS shall include in the reports specified in ARTICLE 4 hereof the same information on SUBLICENSEES' business activities as is required on CETUS' business activities, separately stated as to each SUBLICENSEE, and CETUS shall require each SUBLICENSEE to make appropriate reports to CETUS to enable CETUS to comply with ARTICLE 5.1.

          5.7 CETUS shall pay to SKI with each such report all royalties and other payments due hereunder on account of SUBLICENSEES' activities for the period covered by such report. If no royalties are due, it shall be so reported.

          5.8 Subsequent to the first commercial sale or use of LICENSED PRODUCTS, CETUS, within sixty (60) days after the first day of January, April, July, and October of each year shall deliver to SKI a report containing such information on sales of CETUS and AFFILIATES and SUBLICENSEES of LICENSED PRODUCT during the preceding three (3) months under this License Agreement as may be necessary to determine royalties payable under this License Agreement. This information shall include the following:

               i. The billings and the allowable deduction therefrom for LICENSED PRODUCTS billed by CETUS and AFFILIATES and SUBLICENSEES during those three (3) months;

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               ii.  The calculation of royalties thereon, including the basis for determining the Net Sales Value of any of said LICENSED PRODUCTS.

               iii.  The total royalties so computed.

               Simultaneously with the delivery of each such report, CETUS shall pay to SKI the royalty and any other payments due under this License Agreement for the period covered by such report. If no royalties are due, it shall be so reported. Royalties shall be paid to SKI in United States currency at SKI's address for notice specified in ARTICLE 12 hereof.

          5.9 All amounts payable hereunder by CETUS to SKI shall be payable in United States currency collectible at par in New York, New York. In the event any LICENSED PRODUCT shall be sold by CETUS or an AFFILIATE or a SUBLICENSEE for currency other than United States currency, the earned royalty payable as to such LICENSED PRODUCT under ARTICLE 5.1 hereof shall first be determined in such currency for which the LICENSED PRODUCT was sold and then converted into its equivalent in United States currency at the buying rate for such foreign currency as published by leading New York, New York, banks for the last business day of such accounting period.

               If the law or regulations of any country shall at any time operate to prohibit the transfer of funds therefrom to the United States, CETUS shall have the right to pay or cause to be paid royalties hereunder on account of its sales and the sales of its AFFILIATES and SUBLICENSEES in such country by depositing local currency to the account of SKI in an interest bearing account at the prevailing commercial interest rate in a bank in such country and notifying SKI to such effect. CETUS shall thereafter cooperate with SKI in SKI's efforts to obtain the lawful release of said funds to SKI but shall have no further responsibility therefor.

          5.10 It is agreed between the parties that Cetus shall have no obligation to pay any of the royalties enumerated in ARTICLE 5.1(i) or (ii) with respect to LICENSED PRODUCTS or LICENSED PROCESSES failing within the scope of claims allowed in the notice of allowance sent by the United States Patent and Trademark office on U.S. Patent Application Serial Number 603,580 filed 25 April 1984, a copy of which claim is attached hereto as Appendix A.

                            ARTICLE 6 - PATENT RIGHTS

          6.1 SKI shall at all times during the pendency of the PATENT APPLICATIONS advise CETUS in a timely manner as to the status of the PATENT APPLICATIONS and patents comprised within the PATENT RIGHTS, provide CETUS with copies of the complete patent prosecution files of PATENT APPLICATIONS and patents issued therefrom, provide CETUS in a timely manner with copies of all notices, tax and maintenance payments, and correspondence relating to PATENT APPLICATIONS from the patent authorities before which the PATENT APPLICATIONS are pending, provide CETUS with copies of drafts of all amendments, petitions, motions, and responses sufficiently in advance of the submission thereof to the patent authorities for CETUS to reasonably review the same, and openly consult with CETUS in the formulation of the strategy for further prosecution of PATENT APPLICATIONS.

          6.2 SKI shall at all times during the life of patents comprised within the PATENT RIGHTS provide CETUS in a timely manner with copies of all notices and correspondence from governmental departments, agencies and courts pertaining to such patents, including but not limited to notices of tax and maintenance payments due.

          6.3 SKI shall use reasonable efforts to prosecute PATENT APPLICATIONS, to obtain patents therefrom and to maintain all such patents. CETUS agrees to reimburse SKI for all expenses incurred by SKI for prosecution and maintenance of such patents or PATENT APPLICATIONS. CETUS' payments therefor in excess of [CONFIDENTIAL TREATMENT REQUESTED] dollars ([CONFIDENTIAL
TREATMENT REQUESTED]) shall be creditable against one-half of the earned royalties payable in any year under ARTICLE 5.1 hereof solely as to LICENSED PRODUCTS made, used or sold in the country of such patent or PATENT
APPLICATION. SKI shall not discontinue the prosecution of any such PATENT APPLICATION or the maintenance of any such patent in a given country without first advising CETUS and giving CETUS an opportunity to continue such prosecution or maintenance on SKI's behalf.

          6.4 Nothing contained in this License Agreement shall be construed as a representation or warranty that any patent within the PATENT RIGHTS is valid or that performance thereunder is not an infringement of any patent of others.

          6.5 In the event SKI shall at any time while this License Agreement is in effect be compelled by applicable law to issue licenses to other licensees under the PATENT RIGHTS, SKI shall inform CETUS of the order of compelling any such licenses and shall renegotiate the terms of this agreement only with respect to the license terms pertaining to the country or countries wherein such compulsory licenses have been ordered; however such renegotiated license terms shall be no worse than those granted to any third party under any such compulsory license.

                             ARTICLE 7 - DILIGENCE

          7.1 CETUS shall exercise reasonable diligence in developing, testing, manufacturing, promoting, advertising and selling LICENSED PRODUCTS under this License Agreement. In the course of such diligence CETUS shall, either directly or through an AFFILIATE to which the license shall have been extended pursuant to ARTICLE 2.2 hereof, take appropriate steps including the following:

               (i) Diligently continue to conduct a program, reasonably designed and funded to obtain information adequate to enable CETUS to prepare and file a PLA or its equivalent with the Food and Drug Administration ("FDA") of the United States Government, and with the appropriate agency or department of each other country within the PATENT RIGHTS, for the manufacture and sale of LICENSED PRODUCTS in the United States and in all other countries wherein the PATENT RIGHTS exist.

               (ii) When approval of such a PLA is obtained in the United States or its equivalent in any other country within the PATENT RIGHTS, proceed diligently as follows:

                    (a) use reasonable efforts to produce and sell LICENSED PRODUCTS in the United States and any other such country;

                    (b) advertise if permissible by law or regulation, promote the sale of and otherwise employ marketing and sales techniques reasonably designed to develop a demand for LICENSED PRODUCTS in the United States and any other such country and satisfy such demand.

          7.2 If CETUS shall fail to perform pursuant to this ARTICLE 7 or any subparagraph thereof in a country within the PATENT RIGHTS, SKI shall notify CETUS thereof. CETUS shall cure such default within 60 days of such notification and if CETUS shall fail to cure such default, then CETUS' rights under this License shall be non-exclusive in the country where such default has occurred.

               Notwithstanding the foregoing, CETUS shall have no obligation under this ARTICLE 7 to develop, test, manufacture, promote, advertise or sell Native Human IL-2 or Recombinant Human IL-2. Furthermore, CETUS' obligations under this ARTICLE 7 may be discharged by granting sublicenses under ARTICLE 3 hereof to a third party who shall undertake in good faith to perform pursuant to this ARTICLE 7 in connection with Native Human IL-2, Recombinant Human IL-2 or Recombinant Human IL-2 Mutein.

                            ARTICLE 8 - TERMINATION

          8.1 Subject to ARTICLE 12.4 hereof, if CETUS shall become bankrupt or insolvent and/or if the business of CETUS shall be placed in the hands of a receiver, assignee or trustee, whether by the voluntary act of CETUS or otherwise, this License Agreement shall immediately terminate.

          8.2 Upon any breach of or default under this License Agreement by CETUS, SKI may terminate this License Agreement by sixty (60) days' written notice to CETUS. Said notice shall become effective at the end of said period, unless during said period CETUS shall cure such breach or default. Notwithstanding the forgoing, acceptance by SKI of any report from CETUS submitted after the end of the time period provided therefor by this License Agreement, shall be deemed to cure any breach or default as to the report so accepted.

          8.3 CETUS may not terminate this License Agreement for a period of six (6) months from the effective date of this Agreement. Thereafter, CETUS may terminate this License Agreement either in its entirety or

               (i) as to any pending application of the PATENT APPLICATIONS in any country or group of countries on six (6) months notice to SKI; a PATENT APPLICATION shall be considered pending in the United States if it has not issued, or if issued becomes involved in an interference, and in the European Patent Office and in

Japan until the end of the opposition period if no opposition is filed, or if an opposition is filed, until the close of opposition proceedings;

               (ii) as to any issued or finally granted patent within the PATENT RIGHTS in any country or group of countries on sixty (60) days' notice.

          8.4 Upon termination of this License Agreement in its entirety as provided herein, for any reason, all licenses and rights granted hereunder shall revert to SKI for the benefit of SKI.

          8.5 In the event of termination of this License Agreement as to one or more patent within the PATENT RIGHTS or PATENT APPLICATIONS in one or more country or countries, all licenses and rights granted as to the terminated PATENT APPLICATION or patent within the PATENT RIGHTS shall revert to SKI for the benefit of SKI.

          8.6 CETUS' obligations to report to SKI and to pay royalties to SKI as to any LICENSED PRODUCT made, sold or used under the license or any sublicense granted pursuant to this License Agreement prior to termination or expiration of this License Agreement shall survive such termination or expiration. Except for any amount thereof that has become due and payable on or before the effective date of any such termination or expiration of this License Agreement, CETUS' obligations to pay any Minimum Annual Royalty shall cease as of the effective date of such termination or expiration.

                             ARTICLE 9 - ASSIGNMENT


               This License Agreement shall not be assigned by CETUS, without SKI's written consent, except as part of a sale or other transfer which includes all of CETUS' human therapeutic business and, in such event, only in its entirety and upon prior written notice to SKI, and the term "CETUS" where used in this License Agreement shall thereafter mean such assignee of CETUS. SKI will not unreasonably refuse to consent to assignment of this License Agreement in its entirety as part of a sale or other transfer of all of CETUS' business related to the LICENSED PRODUCTS.

                            ARTICLE 10 - INFRINGEMENT

          10.1 If either party has knowledge of the infringement of any claim included within the PATENT RIGHTS the party having such knowledge shall promptly give notice to the other of such infringement. The parties shall then consult together regarding the legal and commercial significance of the infringement and the course of action to be taken, the selection of counsel and the control of any litigation and the costs thereof. CETUS agrees to protect patents within the PATENT RIGHTS from infringement and prosecute infringers at CETUS' sole expense when in its sole judgment such action may be commercially reasonable, proper and justified.

          10.2 Notwithstanding the provisions of ARTICLE 10.1, provided SKI shall have supplied CETUS with evidence comprising a prima facie case of infringement of the PATENT RIGHTS by a third party hereto selling significant quantities of products in competition with CETUS' or an AFFILIATE'S or SUBLICENSEE's sale of LICENSED PRODUCTS hereunder, SKI shall be entitled to notify CETUS in writing requiring CETUS to take steps to protect the PATENT RIGHTS. CETUS shall within three (3) months of the receipt of such written request either: (i) cause said infringement to terminate; or (ii) initiate legal proceedings against the infringer.

          10.3 In the event that CETUS proceeds against an infringer or infringers pursuant to ARTICLE 10.1, CETUS shall be entitled to credit legal expenses incurred in attempting to obtain a termination of such infringement, whether successful or not, against one-half of all royalty remaining to be paid after application of any credit available pursuant to ARTICLE 6.3 hereof in the country group where such third party is infringing the PATENT RIGHTS. In the event that CETUS proceeds against an infringer or infringers pursuant to ARTICLE
10.2 CETUS shall be entitled to credit legal expenses and costs incurred in attempting to obtain a termination of such infringement, whether successful or not, against three-fourths of all royalty remaining to be paid after the application of any credit available pursuant to ARTICLE 6.3 hereof (in the country group) where such third party is infringing the PATENT RIGHTS. For the purpose of ARTICLE 10.2, "significant quantities" of products shall mean such products sold by the third party over a three (3) month period within the immediately preceding six (6) months immediately prior to such notice having a Net Sales of [CONFIDENTIAL TREATMENT REQUESTED] United States Dollars (or its equivalent in the currency of the pertinent country), as determined by first calculating the net sales value of LICENSED PRODUCTS sold in the currency of the pertinent country and then converting into its equivalent in U.S. currency at the buying rate for such currency as published by leading New York, New York banks for the last business day for such six-month period.

          10.4 In no event shall SKI be entitled to invoke ARTICLE 10.2 above with respect to more than one alleged infringer in any one country that has granted PATENT RIGHTS at any given time even though there be more than one such infringer in such country and the provisions of ARTICLE 10.2 hereof shall not come into effect or continue in effect as to such country while CETUS is carrying on any such legal proceeding therein.

          10.5 In the event either party hereto shall initiate or carry on legal proceedings to enforce the PATENT RIGHTS against an alleged infringer, as provided herein, the other party hereto shall cooperate with the party to the extent legally required to initiate such legal proceedings and shall cooperate with the other party hereto to the extent reasonably required to carry on such proceedings.

          10.6 In the event CETUS shall institute suit or other legal proceedings to protect or enforce the PATENT RIGHTS, it shall have sole control of such suit.

          10.7 In the event CETUS or a SUBLICENSEE shall institute suit or other legal proceedings under ARTICLE 10.2 above to protect or enforce the PATENT RIGHTS, SKI shall be entitled to be represented by counsel of its choosing, at its sole expense, and CETUS or such SUBLICENSEE shall be entitled to retain for its own account the whole of any recovery awarded as damages. CETUS or the pertinent SUBLICENSEE shall not discontinue or settle any such proceedings brought by it without giving SKI a timely opportunity to continue such proceedings in its own name, under its sole control, and at its sole expense.

          10.8 It is agreed between the parties that cetus shall have no obligation to protect patents from infringement under ARTICLE 10.1, 10.2 and
10.3 with respect to LICENSED PRODUCTS or LICENSED PROCESSES falling within the scope of claims allowed in the notice of allowance sent by the United States Patent and trademark office on U.S. Patent Application Serial Number 603,580 filed 25 April, a copy of which claim is attached hereto as Appendix A.

                          ARTICLE 11 - NON-USE OF NAMES

 CETUS shall not use the name of any inventor of the PATENT APPLICATIONS or PATENT RIGHTS, or of any institution with which he has been or is connected, or of SKI, or any adaptation of any of them, in any advertising, promotional or sales literature or otherwise for commercial purposes, without prior written consent obtained from SKI in each case. CETUS shall require its AFFILIATES or its SUBLICENSEES to comply with this ARTICLE 11 to the same extent that it applies to CETUS.

                              ARTICLE 12 - GENERAL

          12.1 This License Agreement constitutes the entire agreement between the parties as to the PATENT APPLICATIONS and PATENT RIGHTS, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it.

          12.2 Any notice required or permitted to be given by this License Agreement shall be given by postpaid, first class, registered or certified mail addressed to:

                               Mr. James E. Rurka
           Senior Vice President, Marketing & Commercial Development
                               CETUS CORPORATION
                            1400 Fifty-Third Street
                          Emeryville, California 94608

                               Mr. James S. Quirk
                 Vice President, Research Resources Management
                 SLOAN KETTERING INSTITUTE FOR CANCER RESEARCH
                                1275 York Street
                            New York, New York 10021

               Such addresses may be altered by notice so given. If no time limit is specified for a notice required or permitted to be given by this License Agreement, the time limit therefore shall be two (2) full business days, not including the day of mailing.

          12.3 This License Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of California, U.S.A., except as to any issue which by the law of California depends upon the validity, scope or enforceability of any patent within the PATENT RIGHTS, which issue shall be determined in accordance with the applicable patent laws of the country of such patent.

          12.4 Nothing in this License Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this License Agreement or concerning the legal right of the parties to contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this License Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

          12.5 CETUS agrees to take all reasonable and necessary steps to register this License Agreement in any country, other than the United States of America, where such is required to permit the transfer of funds and/or payment of royalties to SKI hereunder or is otherwise required by the government or law of such country to effectuate or carry out this License Agreement.

          12.6 It shall be the full and sole responsibility of CETUS and its AFFILIATES and SUBLICENSEES to use appropriate care in the practice of any process and the manufacture and use of any product pursuant to any license or immunity granted hereunder and SKI shall have no right to control the manner in which or the material with which or upon which any process licensed hereunder is practiced and SKI shall not be required to provide any know-how or operating instructions or other information with respect to any such process or product and SKI makes no representation or warranty whatsoever with respect to any such process or product.

          12.7 CETUS agrees to indemnify and hold harmless SKI and all directors, officers, employees and agents of SKI from and against any and all claims, damages and liabilities asserted by third parties (whether governmental or private) arising from CETUS' and AFFILIATE's and SUBLICENSEE's practice of any LICENSED PROCESS or manufacture, use or sale of any LICENSED PRODUCT or the use thereof by any consumer or by any customer of CETUS or an AFFILIATE or a SUBLICENSEE.

          12.8 Neither party to this License Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.

                     ARTICLE 13 - EXTENSION OF PATENT RIGHTS

          CETUS shall cooperate with SKI in seeking any extension that is available or that becomes available in respect of the term of any patent within the PATENT RIGHTS including any patent that may issue on a patent application within the PATENT RIGHTS and CETUS shall diligently advise SKI in a timely manner of approval by the Food and Drug Administration of the United States of America to use or market LICENSED PRODUCTS or any other governmental approval obtained by or on behalf of CETUS or an AFFILIATE or a SUBLICENSEE that is pertinent to any such extension that it may seek and CETUS shall supply SKI in a timely manner with any information and data and any supporting affidavits or documents required to comply with 35 USC 156 Extension of Patent Term (and any successor legislation) and any administrative rules or regulation thereunder and any corresponding laws and regulations that are or shall be in effect in any country within the PATENT RIGHTS, all without further consideration. CETUS shall require its AFFILIATES and SUBLICENSEES to comply with this ARTICLE 13.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this License Agreement on the date(s) indicated below, to be effective the day and year first above written.

                    SLOAN KETTERING INSTITUTE FOR CANCER RESEARCH

                    By   /s/ James S. Quirk
                      --------------------------------------------------------
                         James S. Quirk
                         Vice President, Research Resources Management


                    Date    4/4/88
                         ------------------------


                    CETUS CORPORATION


                    By    /s/ James E. Rurka
                      --------------------------------------------------------
                         James E. Rurka
                         Senior Vice President for
                            Marketing & Commercial Development

                    Date   3/23/88
                         ------------------------------

                                   APPENDIX A



           Claim of U.S. Patent Application Serial Number 603,580 filed 25 April 1984.

          Native highly purified human IL-2 wherein said IL-2 is obtained from normal peripheral lymphocytes is purified over 37,000 fold and exhibits pharmacological activity in humans and has a specific activity of at least
10 to the 6th power +/- 10% U/mg and a threshold concentration for biological activity no greater than 0.2 +/- 0.05 U/ml and wherein the IL-2:


          1. has a relative molecular weight of 26,000 +/- 4000 KD with an isoelectric point of pH 6.7 +/- 0.2 when produced in the absence of daudi cells which IL-2 material when denatured exhibits a relative molecular weight of 16,000 +/- 1,000 or 17,000 +/- 1,000 daltons,

          2. has a relative molecular weight of 14,500 +/- 2000 daltons with an isoelectric point of pH 8.1 +/- 0.2 when produced in the presence of Daudi cells,

          3.   is pyrogen free,

          4. is free of contaminants selected from the group consisting of B-cell growth factor (BGF), B-cell inducing factor (BIF), alpha or gamma interferon (IFN), granulocyte-macrophage colony-stimulating factor (CSF) and thymocyte differentiating activity, and

          5. is free of proteinaceous contaminant when assayed by the silver nitrate or I to the 125th power exolabeling methods.

                                   SCHEDULE A


      MINIMUM ANNUAL ROYALTY
        PER COUNTRY GROUP                                YEAR
      ----------------------                       ------------------
           $ [CONFIDENTIAL                        1st Year after grant

              TREATMENT                           2nd year after grant

              REQUESTED]                          3rd year after grant

                                                  4th year after grant

                                                  5th year after grant

                                                  6th year after grant

                                                  7th year after grant

                                                  8th year after grant

                                                  9th year after grant

                                                  10th year after grant

COUNTRY GROUP

1.  U.S.A.

2.  Countries designated in European Patent Applications.

3.  Japan.